                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]   Preliminary Proxy Statement            [ ]   Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                             ATLANTIS PLASTICS, INC.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)      Title of each class of securities to which transaction applies:

      (2)      Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)      Proposed maximum aggregate value of transaction:

      (5)      Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)      Amount Previously Paid:

      (2)      Form, Schedule or Registration Statement No.:

      (3)      Filing Party:

      (4)      Date Filed:

                             ATLANTIS PLASTICS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 24, 2001


To our Shareholders:

         The 2001 Annual Meeting of Shareholders of Atlantis Plastics, Inc. will be held at 9:00 a.m., local time, on Thursday, May 24, 2001 at the Grand Bay Hotel, 2669 South Bayshore Drive, Miami, Florida 33133. At the meeting, shareholders will vote on the following matters:

         1. Election of eight directors, each for a term of one year; and

         2. Any other matters that properly come before the meeting and any postponement or adjournment thereof.

         Shareholders of record as of the close of business on April 9, 2001 are entitled to notice of, and to vote at the meeting and any postponement or adjournment thereof.

         Whether or not you expect to be present please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.


                                       By Order of the Board of Directors,

                                       /s/ Marilyn D. Kuffner

                                       Marilyn D. Kuffner
                                       Secretary
Miami, Florida
April 26, 2001

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                                TABLE OF CONTENTS

                                                                                                                      PAGE
ABOUT THE MEETING...............................................................................................         2
    What is the purpose of the annual meeting?..................................................................         2
    Who is entitled to vote at the meeting?.....................................................................         2
    What are the voting rights of shareholders?.................................................................         2
    Who may attend the meeting?.................................................................................         2
    What constitutes a quorum?..................................................................................         2
    How do I vote?..............................................................................................         3
    Can I change my vote after I return my proxy card?..........................................................         3
    What are the board's recommendations?.......................................................................         3
    What vote is required to approve each item?.................................................................         3
    What are the effects of "broker non-votes"?.................................................................         3
    Who will pay for the preparation of the proxy?..............................................................         3

STOCK OWNERSHIP.................................................................................................         4
    Who are the largest owners of our stock and how much do our directors and executive officers
         own?...................................................................................................         4
    Section 16(a) Beneficial Ownership Reporting Compliance.....................................................         6

ELECTION OF DIRECTORS...........................................................................................         6
    Directors Standing for Election.............................................................................         6
    How are directors compensated?..............................................................................         7
    How often did the board meet during 2000?...................................................................         7
    What committees has the board established?..................................................................         7

MANAGEMENT......................................................................................................         8

EXECUTIVE COMPENSATION AND OTHER INFORMATION....................................................................        10

SUMMARY COMPENSATION TABLE......................................................................................        10
    Stock Option Grants.........................................................................................        10
    Stock Option Exercises and Values for Fiscal 2000...........................................................        11
    Report of the Compensation Committee........................................................................        11
    Compensation Committee Interlocks and Insider Participation.................................................        12
    Employment Contracts and Termination of Employment Arrangements.............................................        12
    Performance Graph...........................................................................................        13
    Report of the Audit Committee...............................................................................        13

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..................................................................        14

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS................................................................        15

2000 ANNUAL REPORT ON FORM 10-K.................................................................................        15

OTHER MATTERS...................................................................................................        15

SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING...............................................................        16

                             ATLANTIS PLASTICS, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                                 PROXY STATEMENT

         This proxy statement contains information related to our annual meeting of shareholders to be held on Thursday, May 24, 2001, beginning at 9:00 a.m. local time, at the Grand Bay Hotel, 2669 South Bayshore Drive, Miami, Florida 33133. The purpose of this proxy statement is to solicit proxies from the holders of our Class A common stock for use at the meeting. Our Class B common stock is not registered under Section 12 of the Securities Exchange Act of 1934 and no proxies are being solicited from the holders of our Class B common stock. The approximate date that this proxy statement, the accompanying notice of annual meeting and the enclosed form of proxy are being sent to shareholders is April 26, 2001. You should review this information in conjunction with our 2000 Annual Report to Shareholders which accompanies this proxy statement.

                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

         At the annual meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, our management will report on our performance during 2000 and respond to questions from shareholders.

WHO IS ENTITLED TO VOTE AT THE MEETING?

         Only shareholders of record at the close of business on the record date, April 9, 2001, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting.

WHAT ARE THE VOTING RIGHTS OF SHAREHOLDERS?

         We currently have outstanding two classes of common stock, Class A common stock and Class B common stock, both of which are entitled to vote at the meeting. Each holder of the Class A common stock is entitled to one vote per share on all matters that are voted on at the meeting. The holders of Class A common stock vote separately as a class to elect 25 percent of our directors. Currently, this means the Class A common shareholders will elect two of our directors. Each holder of the Class B common stock is entitled to 10 votes per share on all matters voted on at the meeting except for the election of directors, for which each Class B common shareholder is entitled to one vote per share. The Class B common shareholders vote separately as a class to elect 75 percent of our directors. Currently, this means the Class B common shareholders will elect six of our directors. On all matters except the election of directors, the holders of both classes of common stock vote together as a single class.

WHO MAY ATTEND THE MEETING?

         All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

WHAT CONSTITUTES A QUORUM?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of each of the Class A and Class B common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 4,854,906 shares of our Class A common stock and 2,676,947 shares of our Class B common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

         If less than a majority of the outstanding shares of each class of common stock are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting without further notice.

HOW DO I VOTE?

         If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with us either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Each of the board's recommendations is set forth together with the description of each item in this proxy statement. In summary, the board recommends a vote for election of its nominees for directors.

         Our board of directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees for directors. In the event that any other matter should properly come before the meeting or any nominee for director is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

         ELECTION OF DIRECTORS. The holders of our Class A common stock and Class B common stock will each vote separately as a class for the election of directors. The affirmative vote of a plurality of the votes cast at the meeting by each class of common stock (either in person or by proxy) is required for the election of directors by that class.

         OTHER ITEMS. For each other item, the affirmative vote of a plurality of the votes cast at the meeting by both classes of common shareholders, voting together as a single class (either in person or by proxy), will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

WHAT ARE THE EFFECTS OF "BROKER NON-VOTES"?

         If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters. Shares represented by these "broker non-votes" will, however, be counted in determining whether there is a quorum. As a result, "broker non-votes" will have the effect of a negative vote on some matters.

WHO WILL PAY FOR THE PREPARATION OF THE PROXY?

         We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies, and we may reimburse such persons for their expenses incurred in connection with these activities.

         Our principal executive offices are located at 1870 The Exchange, Suite 200, Atlanta, Georgia 30339, and our telephone number is (800) 497-7659. A list of shareholders entitled to vote at the annual meeting will be available at our offices for a period of 10 days prior to the meeting and at the meeting itself for examination by any shareholder.

                                 STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF OUR STOCK AND HOW MUCH DO OUR DIRECTORS AND EXECUTIVE OFFICERS OWN?

         The following table shows the amount of each class of common stock beneficially owned as of April 2, 2001 by (a) each of our directors and nominees for director, (b) each of our current executive officers named in the Summary Compensation Table below, (c) all of our directors and current executive officers as a group, and (d) each person known by us to own beneficially more than five percent of our outstanding common stock. Unless otherwise indicated, the address of each person is 2665 South Bayshore Drive, Suite 800, Miami, Florida 33133.

                                               CLASS A COMMON STOCK     CLASS B COMMON STOCK
                                             BENEFICIALLY OWNED(1)(2)   BENEFICIALLY OWNED(1)        COMBINED
                                             ------------------------   ---------------------     VOTING POWER OF
NAME AND ADDRESS                               SHARES    PERCENT(3)     SHARES      PERCENT(3)     VOTING STOCK
----------------                             ----------  ------------  ---------   -----------    ---------------
Michael W. Cook Asset Management,
   Inc. (4)...........................         687,006     14.2%          --           --              2.2 %
Dimensional Fund Advisors Inc. (5)....         260,520      5.4%          --           --                *
Cesar L. Alvarez(6) (16)..............          10,000        *           --           --                *
Keith R. Boehringer (17)..............              --        *           --            *                *
Anthony F. Bova(7) (18)...............         438,800      8.3%          --           --              1.4%
John A. Geary(8) (17).................          53,570      1.1%          --           --                *
Phillip T. George, M.D.(9) (18).......         543,186     11.1%        849,626      31.7%            28.6%
Larry D. Horner (10) (16).............          10,000        *           --           --                *
Charles D. Murphy, III (11) (16)......          29,642        *          17,762         *                *
Joseph D. Piccione (12) (17)..........          42,000        *           --           --                *
Earl W. Powell (13) (18)..............         663,388     13.5%      1,000,659      37.4%            33.7%
Paul G. Saari (17)....................              --        *           --           --                *
Jay Shuster (16)......................              --        *           --           --                *
Chester B. Vanatta (14) (16)..........          60,807      1.3%          --            *                *
All directors and executive officers
   as a group (12 persons) (15).......       1,817,472     32.9%      1,746,937      65.3%            59.7%


* Represents less than 1% of our outstanding common stock.

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares. For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of a given date which the person has the right to acquire within 60 days after such date. For purposes of computing the outstanding shares held by each person named above on a given date, any shares which such person has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Although each named person is deemed to be the beneficial owner of shares that may be acquired within 60 days through the exercise of exchange or conversion rights, and the Class B common stock is immediately convertible into Class A common stock on a one-for-one basis, the number of shares set forth opposite each person does not include shares of Class A common stock issuable upon conversion of Class B common stock.

(3) The percentage of each class is calculated based upon the total number of shares of each class outstanding on April 2, 2001.

(4) Based on a Schedule 13G, dated February 14, 2001, filed by Michael W. Cook Asset Management, Inc. with the Securities and Exchange Commission (the "SEC"), which indicates that its address is 5170 Sanderlin Avenue, Suite 200, Memphis, Tennessee 38117.

(5) Based on a Schedule 13G, dated February 6, 2000, filed by Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under the Investment Advisors Act of 1940, with the SEC, which indicates that all such shares are owned by advisory clients of Dimensional, that Dimensional disclaims beneficial ownership of such shares, and that its address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(6) The number of shares of Class A Common Stock indicated includes 10,000 shares issuable upon exercise of presently exercisable options granted pursuant to the Company's 1987 Stock Option Plan (the "1987 Plan"). Mr. Alvarez' address is c/o Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida 33131.

(7) The number of shares of Class A Common Stock indicated includes (i) 35,000 shares directly owned with his wife as tenants in common and (ii) 403,800 shares issuable upon exercise of options granted under the Company's option plans exercisable within 60 days of April 2, 2001. Mr. Bova's address is c/o Atlantis Plastics, Inc., 1870 The Exchange, Suite 200, Atlanta, Georgia 30339.

(8) The number of shares of Class A Common Stock indicated includes (i) 70 shares directly owned and (ii) 53,500 shares issuable upon exercise of options granted under the Company's option plans exercisable within 60 days of April 2, 2001. Mr. Geary's address is 57850 Tailwind Court, Elkhart, Indiana 46517.

(9) The number of shares of Class A Common Stock indicated includes (i) 406,117 shares directly owned; (ii) 72,023 shares held of record by Dr. George's minor children, as to which Dr. George disclaims beneficial ownership;
     (iii) 13,813 shares held of record by Trivest Plan Sponsor, Inc., a Delaware corporation ("Trivest Plan Sponsor"), owned by Dr. George and Mr. Powell; (iv) 403 shares owned by Trivest, Inc., a Delaware corporation ("Trivest"), that is owned by Dr. George and Mr. Powell; (v) 19,705 shares held of record by Blue Sky Partners, a Florida general partnership whose partners are Dr. George and Mr. Powell ("Blue Sky Partners"); and (vi) 31,125 shares issuable upon exercise of options granted pursuant to the Company's plans exercisable within 60 days of April 2, 2001. The number of shares of Class B Common Stock indicated includes (i) 728,516 shares directly owned; (ii) 118,681 held of record by Blue Sky Partners; and (iii) 2,429 shares held of record by Trivest. Dr. George's address is 2601 South Bayshore Drive, Suite 725, Miami, Florida 33133.

(10) The number of shares of Class A Common Stock indicated includes 10,000 shares issuable upon exercise of options granted pursuant to the Company's plans exercisable within 60 days of April 2, 2001. Mr. Horner's address is 100 Park Avenue, 28th Floor, New York, New York 10017.

(11) The number of shares of Class A Common Stock indicated includes (i) 12,454 shares directly owned and (ii) 17,188 shares issuable upon exercise of options granted under the Company's option plans exercisable within 60 days of April 2, 2001. The number of shares of Class B Common Stock indicated reflects 17,762 shares directly owned. Mr. Murphy's address is 4019 Los Arabis Drive, Lafayette, California 94549.

(12) Represents 42,000 shares issuable upon exercise of options granted under the Company's option plans exercisable within 60 days of April 2, 2001. Mr. Piccione's address is c/o Atlantis Plastics, Inc., 1870 The Exchange, Suite 200, Atlanta, Georgia 30339.

(13) The number of shares of Class A Common Stock indicated includes (i) 2,690 shares of Class A Common Stock beneficially owned by Mr. Powell's spouse and held by her in an Individual Retirement Account, as to which Mr. Powell disclaims beneficial ownership; (ii) 5,394 shares of Class A Common Stock owned of record by Powell Family Irrevocable Trust, CHP, Trustee, as to which Mr. Powell disclaims beneficial ownership; (iii) 1,926 shares of Class A Common Stock owned of record by Powell Family Irrevocable Trust, LEB, Trustee, as to which Mr. Powell disclaims beneficial ownership; (iv) 206,350 shares directly owned; (v) 19,705 shares owned of record by Blue Sky Partners; (vi) 403 shares owned of record by Trivest; (vii)13,813 shares held of record by Trivest Plan Sponsor; (viii) 77,625 shares issuable upon exercise of options granted under the Company's option plans exercisable within 60 days of April 2, 2001; and (ix) 335,482 shares owned of record by CWB Limited Partnership, a limited partnership ("CWB") of which Mr. Powell is the sole limited partner. The general partner of CWB is Powell Western Investments, Inc., of which Mr. Powell is a director and a controlling shareholder. The number of shares of Class B Common Stock indicated reflects (i) 515,031 shares directly owned; (ii) 2,429 shares owned of record by Trivest; (iii) 118,681 owned of record by Blue Sky Partners; and
     (iv) 364,518 shares owned of record by CWB Limited Partnership.

(14) The number of shares of Class A Common Stock indicated includes (i) 43,619 shares directly owned and (ii) 17,188 shares issuable upon exercise of options granted under the Company's options plans exercisable within 60 days of April 2, 2001. Mr. Vanatta's address is 5140 East Mission Hill Drive, Tucson, Arizona 85718.

(15) The number of shares of Class A Common Stock indicated includes (i) 38,619 shares directly owned and (ii) 662,426 shares issuable upon exercise of options granted under the Company's options plans exercisable within 60 days of April 2, 2001.

(16) The named individual is a director of the Company.

(17) The named individual is an executive officer of the Company.

(18) The named individual is a director and executive officer of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To our knowledge, based solely on a review of the copies of filings furnished to us and representations that no other reports were required, we believe that all of our officers, directors and greater than 10 percent beneficial owners complied during 2000 with the reporting requirements of
Section 16(a) of the Securities Exchange Act of 1934.

                              ELECTION OF DIRECTORS

         Our bylaws provide that the board of directors shall consist of not fewer than two nor more than nine members. At present, the board of directors consists of eight members: two directors elected by the holders of Class A common stock and five directors elected by the holders of Class B common stock. The present term of all such directors will expire at the meeting. Each of the eight directors to be elected at the meeting will serve for a one-year term expiring at the 2002 annual meeting of shareholders and until a successor has been duly elected and qualified. The board of directors proposes that the nominees described below, both of whom are currently serving as Class A directors, be re-elected by the holders of Class A common stock for a new one-year term and until their successors are duly elected and qualified.

DIRECTORS STANDING FOR ELECTION

         The holders of our Class A common stock, voting separately as a class, will elect two Class A directors at the meeting. The board of directors has nominated Charles D. Murphy, III and Chester B. Vanatta, both of whom are currently serving as Class A directors, to stand for re-election and proxies representing our Class A common stock will be voted for them absent contrary instructions. For additional information concerning Messrs. Murphy and Vanatta, including a description of their business experience, please see "Management -- Directors and Executive Officers."

         The holders of our Class B common stock, voting separately as a class, will elect six Class B directors at the meeting. The board of directors has nominated Earl W. Powell, Phillip T. George, M.D., Anthony F. Bova, Cesar L. Alvarez, Larry D. Horner and Jay Shuster, all of whom are currently serving as Class B directors, to stand for re-election.

         The board of directors has no reason to believe that any nominee will refuse to act or be unable to accept election. However, if any of the nominees for director to be elected by the holders of Class A common stock is unable to accept election or if any other unforeseen contingencies should arise, the board of directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the board.

HOW ARE DIRECTORS COMPENSATED?

         FEES. We pay each of our non-employee directors an annual fee of $14,000, which is paid quarterly, and a $750 fee for each meeting of the board they attend. Additionally, we pay members of our audit committee and our compensation committee a fee for each committee meeting they attend. If the meeting is held on the same day as a meeting of the full board, the fee is $300; if not, the fee is $600. We also reimburse our directors for all out-of-pocket expenses incurred in the performance of their duties as directors.

         OPTIONS. All of our directors are eligible to receive grants of stock options under one or more of our stock option plans. None of our non-employee directors were granted stock options in 2000.

HOW OFTEN DID THE BOARD MEET DURING 2000?

         The board of directors held four meetings during 2000 and also took action by written consent. Each of our directors attended more than 75% of the total number of meetings of the board and committees on which he served.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

         Our board of directors has established four standing committees: an executive committee, an audit committee, a nominating committee and a compensation committee.

         EXECUTIVE COMMITTEE. The executive committee has, and may exercise, all of the power and authority of the board of directors in the management of our business and affairs. The current members of the executive committee are Mr. Powell, who chairs the committee, and Dr. George and Mr. Bova. The executive committee held no meetings during 2000, but did take action by unanimous written consent.

         AUDIT COMMITTEE. The audit committee of our board of directors reviews and monitors our corporate financial reporting and our external audits, including, among other things, our control functions, the results and scope of the annual audit and other services provided by our independent auditors and our compliance with legal requirements that have a significant impact on our financial reports. The audit committee also consults with our management and our independent auditors regarding the preparation of financial statements and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the audit committee has the responsibility to consider and recommend the appointment of, and to review fee arrangements with, our independent auditors. The current members of the audit committee are Mr. Vanatta, who chairs the committee, and Messrs. Murphy and Horner. The audit committee held five meetings during 2000.

         NOMINATING COMMITTEE. The nominating committee considers and recommends to the board of directors a slate of nominees for election as our directors at the annual meeting of our shareholders. The nominating committee also recommends candidates for election by the board of directors to fill vacancies on the board when they occur. Additionally, from time to time the nominating committee evaluates, and makes recommendations to the board of directors regarding, the size and compensation of the board. Although the nominating committee does not solicit suggestions for nominees, the committee will consider nominees recommended by our shareholders if the recommendations are accompanied by biographical data and are sent to our company secretary. The current members of the nominating committee are Mr. Horner, who chairs the committee, Messrs. Powell and Vanatta. The nominating committee held no meetings in 2000, but did take action by written consent.

         COMPENSATION COMMITTEE. The compensation committee is responsible for setting and administering the policies that govern the compensation of our executive officers. The compensation committee has the exclusive power to make compensation decisions affecting Mr. Powell, Dr. George, Mr. Bova and Trivest, and makes recommendations to the board of directors on compensation matters affecting our other executive officers. The compensation committee also administers our stock option plans. The current members of the compensation committee are Mr. Horner, who chairs the committee, and Messrs. Murphy and Vanatta. The compensation committee held one meeting and took action by written consent in 2000.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table, together with the accompanying text, present certain information, as of April 9, 2001, with respect to each of our directors and executive officers. Each of our directors is a United States citizen. Each of our directors is elected annually and serves until the next annual meeting of shareholders or until a successor is duly elected and qualified. Each of our executive officers serves until the election and qualification of his successor or until his death, resignation or removal by our board of directors.

NAME                                           AGE     POSITION(S) HELD WITH THE COMPANY
----                                           ---     ---------------------------------
Earl W. Powell.........................        62      Chairman of the Board
Phillip T. George, M.D.................        61      Vice Chairman of the Board and Chairman of the Executive
                                                       Committee of the Board of Directors
Anthony F. Bova........................        55      President, Chief Executive Officer and Director
Paul G. Saari..........................        45      Senior Vice President and Chief Financial Officer
Keith R. Boehringer....................        55      Senior Vice President of Operations, Atlantis Plastics Films
Joseph J. Piccione.....................        39      Senior Vice President of Sales and Marketing, Atlantis
                                                       Plastics Films
John A. Geary..........................        54      Vice President and General Manager, Profile Extrusion and
                                                       Injection Molding Divisions
Cesar L. Alvarez.......................        53      Director
Larry D. Horner........................        67      Director
Charles D. Murphy, III.................        57      Director
Jay Shuster............................        46      Director
Chester B. Vanatta.....................        65      Director

         There are no family relationships among the our executive officers or directors.

        Earl W. Powell, one of our cofounders, has served as Chairman of our Board of Directors since our organization. Mr. Powell also served as our Chief Executive Officer from our organization until February 1995 and served as our President from November 1993 to February 1995. Mr. Powell has served as Chairman of the Board of Biscayne Apparel, Inc., a publicly traded company whose principal subsidiaries are engaged in the apparel industry, since October 1985 and also presently serves as Chief Executive Officer of Biscayne. In February 1999, Biscayne and its principal subsidiary M & L International, Inc. filed petitions for protection under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York. Mr. Powell also serves as Chairman of the Board, President and Chief Executive Officer of Trivest, Inc., a private investment firm formed by Mr. Powell and Dr. George in 1981 that specializes in management services and acquisitions, dispositions and leveraged buyouts. From 1971 until 1985, Mr. Powell was a partner with KPMG Peat Marwick, certified public accountants, where his positions included serving as managing partner of Peat Marwick's Miami office.

         Phillip T. George, M.D., one of our cofounders, has served as the Vice Chairman of our Board of Directors since our organization. Since January 2000, Dr. George has served as the Chairman and Chief Executive Officer of Brava, LLC, a medical device company, as his principal occupation. From 1986 until December 1999, Dr. George served as the Vice Chairman of the Board of Trivest. Dr. George was previously engaged in the private practice of plastic and reconstructive surgery.

         Anthony F. Bova has been our President, Chief Executive Officer and a director since February 1995. From June 1991 to October 1994, Mr. Bova served as the Senior Vice President and General Manager of Packaging Corporation of America, a manufacturer and distributor of consumer packaging products. From June 1988 to May 1991, Mr. Bova served as Senior Vice President of Avery Dennison Corporation, a producer and distributor of labels, identification systems and office products.

         Paul G. Saari has served as our Senior Vice President and Chief Financial Officer since December 2000. From 1984 until 2000, Mr. Saari was employed by Rock-Tenn Company, a manufacturer of packaging, recycled paperboard and paperboard products. Mr. Saari served as Rock-Tenn Company's Vice President of Finance from 1994 to 2000 and as Treasurer from 1988 to 1994.

         Keith R. Boehringer has served as our Vice President of Operations for Atlantis Plastics Films since March 2001. From 1976 to 2001 Mr. Boehringer was employed by Mobil Corporation and its successors, Tenneco and Pactiv where he served as Director of Operations, PE Packaging from 1999 to 2001 and as Manufacturing Manager, PE Packaging from 1997 to 1999. From 1996 to 1997, Mr. Boehringer served as Manufacturing and Technical Manager, Stretch Film and as Plant Manager from 1986 to 1996.

         John A. Geary has served as the Vice President and General Manager of our Profile Extrusion Division since March 1995 and our Injection Molding Division since November 1995. These divisions together constitute our Molded Products Group. Mr. Geary joined us in October 1994 as the President of our Profile Extrusion Division. From October 1989 to July 1994, Mr. Geary served as the Vice President and General Manager of the plastics division of Aeroquip Corporation.

         Joseph J. Piccione joined us in January 1996 and was appointed Vice President and General Manager of our Custom and Institutional Film Division in August 1996. In May 1997, he was appointed Vice President and General Manager of our Stretch Film Division. In February 2001, Mr. Piccione was appointed Senior Vice President of Sales and Marketing for Atlantis Plastics Films. From April 1993 until December 1995, Mr. Piccione served as Business Manager of the Searcy Packaging Division of Bruce Corporation. From July 1986 to July 1992, he was a Product Manager for Mobil Chemical Company.

         Cesar L. Alvarez was appointed as one of our directors in May 1995. Mr. Alvarez has been a lawyer with the law firm of Greenberg Traurig, LLP for over twenty years, where he has served as the chairman of its corporate, securities and banking department and currently serves as the firm's President and Chief Executive Officer and Mr. Alvarez also serves as a director of FDP Corp., Pediatrix Medical Group, Inc., Texpack, N.V. and Watsco, Inc.

         Larry D. Horner was appointed as one of our directors in March 1995, has been the Chairman of the Board of Directors of Pacific USA Holdings Corp., a merchant banking firm since August 1994 and the Chairman of the Board of Laidlaw Holdings, Inc. since July 1995. Mr. Horner also serves as Chairman of the Board and Chief Executive Officer of Asia Pacific Wire & Cable Company Ltd. From April 1991 until August 1994, he served as a Managing Director of Arnhold & S. Bleichroeder, Inc. From 1962 until April 1991, Mr. Horner was a partner with Peat Marwick, where he served as Chairman and Chief Executive Officer from 1984 until his retirement. Mr. Horner also serves as a director of American General Corporation, Phillips Petroleum Company, Newmark Homes Corp. and Biological & Popular Culture, Inc.

         Charles D. Murphy, III was appointed as one of our directors in October 1987 and is a financial consultant and an Adjunct Professor of Finance at the School of Business and Management of the University of San Francisco. From June 1981 until December 1989, he was an officer of Sutro & Co. Incorporated, an investment banking and securities brokerage firm, and served most recently as Executive Vice President and Director of Corporate Finance for that firm.

         Jay Shuster was appointed as one of our directors in April 2001 and is a business consultant. From May 1979 until September 2000, he worked for Rock-Tenn Company, a recycled paperboard and specialty packaging company, most recently serving as their Chief Operating Officer from June 1991 until September 2000. Prior to joining Rock-Tenn Company, he was a certified public accountant with Arthur Andersen & Company (now Andersen LLP).

         Chester B. Vanatta was appointed as one of our directors in February 1987, and is a business consultant. From 1985 until May 1990, he was an Executive in Residence and the Paul J. Adam Distinguished Lecturer for the School of Business at the University of Kansas. Mr. Vanatta was formerly Vice Chairman of Arthur Young & Company (now Ernst & Young LLP), certified public accountants.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         The following table sets forth information concerning the compensation paid by us for the fiscal years ended December 31, 2000, 1999 and 1998 to our Chief Executive Officer and each of our other executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM COMPENSATION
                                                                                     -------------------------
                                                   ANNUAL COMPENSATION                  AWARDS       PAYOUTS
                                        ------------------------------------------   -------------   ---------
                                                                      OTHER ANNUAL    SECURITIES       LTIP
                                                                      COMPENSATION    UNDER-LYING    PAYOUTS       ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR   SALARY($)   BONUS($)      ($)(1)      OPTIONS(#)(2)     ($)       COMPENSATION($)
---------------------------             ----   ---------   --------   ------------   -------------   -------     --------------
 Anthony F. Bova                        2000   339,524          --         --              --            --         5,250(3)
   President and Chief                  1999   331,470     327,824         --              --            --         3,573(3)
   Executive Officer                    1998   322,620     323,038         --          48,000            --         1,913(3)

 Joseph J. Piccione                     2000   210,449          --         --              --            --         5,250(3)
   Vice President - Stretch             1999   190,541     100,000     19,118(4)       15,000            --         3,573(3)
   Film Division                        1998   168,077     140,000         --          25,000            --         1,913(3)

 Gary A. Crutchfield (5)                2000   201,492          --         --              --            --         5,250(3)
   Vice President - Custom              1999   200,000      80,000         --          12,000            --         1,426(3)
   and Institutional Film Division      1998    42,308      35,000(6)      --          30,000            --            --

 John A. Geary                          2000   159,365          --         --              --            --         5,250(3)
   Vice President - Molded              1999   151,873      85,000         --              --            --         3,573(3)
   Products Division                    1998   142,016      44,430         --          25,000            --         1,913(3)

(1) Except as otherwise provided in this table, no amounts for perquisites and other personal benefits received by any of the named executive officers are shown because the aggregate dollar amounts were lower than the reporting requirements established by the rules of the SEC.

(2)  Shares of our Class A common stock underlie these options.

(3)  Represents matching contributions by us under our 401(k) Plan.

(4) Includes (i) $12,029 for relocation and temporary living expenses and (ii) $7,089 for taxes due in connection with certain of the payments described in the preceding clause.

(5)  Mr. Crutchfield resigned from his position with the Company in February
     2001.

(6) Represents a signing bonus paid in connection with the commencement of Mr. Crutchfield's employment with the Company.

STOCK OPTION GRANTS

         We did not grant any stock options in 2000 to our Chief Executive Officer or our other executive officers named in the Summary Compensation Table. We did not grant any stock appreciation rights in 2000.

STOCK OPTION EXERCISES AND VALUES FOR FISCAL 2000

         The following table sets forth information, with respect to our Chief Executive Officer and our other executive officers named in the Summary Compensation Table, concerning options exercised in 2000 and unexercised options held by them as of the end of such fiscal year:

                               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE
                          --------------------------------------------------------------------------------------------
                                                         NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED IN-THE-MONEY
                            SHARES                    OPTIONS AT DECEMBER 31, 2000  OPTIONS AT DECEMBER 31, 2000($)(1)
                           ACQUIRED         VALUE     ----------------------------  ----------------------------------
         NAME             ON EXERCISE     REALIZED     EXERCISABLE  UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
---------------------     -----------     --------     -----------  -------------     -----------     -------------
Anthony F. Bova......          -              -          403,800        19,200        $ -             $ -
Joseph J. Piccione...          -              -           42,000        37,000        $ -             $ -
Gary A. Crutchfield..          -              -           14,400        27,600(2)     $ -             $ -
John A. Geary........          -              -           53,500        14,000        $ -             $ -

(1) The closing sales price per share for our Class A common stock as reported by the American Stock Exchange on December 29, 2000 was $3.438. The option value is calculated by multiplying (a) the positive difference, if any, between $3.438 and the option exercise price by (b) the number of shares of Class A common stock underlying the option.

(2) Mr. Crutchfield's unvested options were cancelled in February 2001 upon termination of his employment.

REPORT OF THE COMPENSATION COMMITTEE

         The following Report on Executive Compensation and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing of ours under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this Report or the performance graph by reference therein.

         Under rules established by the Securities and Exchange Commission, we are required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting our executive officers (including the executive officers named in the Summary Compensation Table above) during the past fiscal year. The report of our compensation committee is set forth below.

         Anthony F. Bova became our President and Chief Executive Officer in February 1995. In 1995, the compensation committee approved a five-year employment agreement with Mr. Bova, which was amended in January 2001 to extend his employment term until December 31, 2001. Our agreement with Mr. Bova provides for a base salary (subject to annual cost of living increases) which the committee believes to be consistent with industry parameters. The employment agreement also provides customary benefits and annual performance-based cash bonuses for Mr. Bova that are tied to incremental increases in our earnings per share. Prior to fiscal 2000, the compensation committee granted to Mr. Bova options to purchase shares of our Class A common stock at a price equal to the market price on the date of grant. No options were granted to Mr. Bova in 2000. The compensation committee believes that the attributes of Mr. Bova's compensation provide appropriate performance-based incentives.

         The compensation committee's general philosophy with respect to the compensation of our other executive officers has been to recommend competitive compensation programs designed to attract and retain key executives critical to our long term success and to recognize an individual's contribution and personal performance. In addition, we maintain stock option plans which are designed to attract and retain executive officers and other employees and to reward them for delivering long term value to us. In 2000, the compensation committee did not approve option grants to certain executive officers.

         Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation's chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. We have structured our equity-based compensation plans (i.e., obtained shareholder approval of plans) to qualify the compensation income deemed to be received upon the exercise of stock options granted under the plans as performance-based compensation. The Compensation Committee intends to review the potential effects of Section 162(m) periodically and in the future may decide to structure additional portions of our compensation programs in a manner designed to permit unlimited deductibility for federal income tax purposes. We are not currently subject to the limitations of Section 162(m) because none of our executive officers received cash payments from us during 2000 in excess of $1 million.

         Larry D. Horner, Chairman
         Charles D. Murphy, III
         Chester B. Vanatta

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of the members of our compensation committee is or has been an officer or employee of ours or serves as member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee. Additionally, none of the members of our compensation committee had any relationship with us in 2000 requiring disclosure under "Certain Relationships and Related Transactions."

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

         We have entered into an employment agreement, effective as of February 1, 1995, with Anthony F. Bova, our President and Chief Executive Officer. The employment agreement had an initial term of five years, and both was amended in 1999 and 2000, each time to extend the term for an additional year. The agreement provides for an annual base salary (subject to annual cost of living increases), customary benefits and annual performance-based cash bonuses tied to incremental increases in our earnings per share (subject to adjustments contained in the agreements). In addition, the agreement provides severance payments upon termination without cause. If we terminate Mr. Bova's employment without cause, he is entitled to a sum of $300,000, which is payable by us in 12 equal monthly installments beginning on the effective date of termination, and a two-year continuation of any insurance plans in which he was participating at the date of termination. Paul G. Saari, our Senior Vice President and Chief Financial Officer, is employed pursuant to a letter agreement effective as of December 2000, which entitles Mr. Saari to receive an amount equal to one year of his base salary if (i) we terminate his employment without cause, (ii) he is not retained or is offered a salary lower than his current base salary following a change in control, or (iii) we require him to relocate more than 50 miles from our current headquarters. Joseph J. Piccione, the Vice President of our Stretch Film Division, is employed pursuant to a letter agreement effective as of August 20, 1998, which entitles Mr. Piccione to receive an amount equal to one year of his base salary and a guaranteed $100,000 bonus if we terminate his employment without cause.

         In August 1999, we entered into severance agreements with Messrs. Bova, Geary and Piccione, which provide for payments to these officers if their employment is terminated after we have experienced certain changes in control. These agreements have an initial term until December 31, 2000, and automatically renew for additional one-year terms unless we give 90 days' notice of nonrenewal. These agreements remain in effect. The agreement with Mr. Bova will remain in effect for one year after a change in control, and the agreements with Messrs. Geary and , Piccione may be terminated six months after a change in control. Under Mr. Bova's agreement, if, after a change in control, he is terminated for cause or voluntarily resigns other than for a good reason (as defined in the agreement), he is entitled to receive his base salary up to the date of termination, along with any benefits under any retirement plan we then have in effect. If Mr. Bova is terminated without cause, or voluntarily resigns for a good reason (as defined in the agreement), he is entitled to receive his base salary through the date of termination, any accrued bonus, a severance payment of twice his then current annual salary, any legal fees incurred by him as a result of the termination, and a two-year continuation of coverage under any insurance plans in which he was participating at the date of termination. Our agreements with Messrs. Geary and Piccione provide for payment of base salary through the date of termination, any accrued bonus, a severance payment equal to the executive's then current annual salary, any legal fees incurred by any of them as a result of the termination, and a six month continuation of coverage under any insurance plans in which the executive was participating at the date of termination.

         Each of our executive officers holds options to purchase shares of our common stock that were granted under our stock option plans. To the extent not already exercisable, these options generally become exercisable upon our liquidation or dissolution, a sale or other disposition of all or substantially all of our assets, or a merger or consolidation where (i) we are not the surviving entity, or (ii) a controlling amount of the voting power of the our voting stock is acquired.

PERFORMANCE GRAPH

         The following graph compares, for the five year period ended on December 31, 2000, the cumulative total shareholder return on our Class A common stock against the cumulative total return of:

         -        the Russell 2000 Index; and

         - a peer group consisting of us and four other publicly traded plastics companies that we have selected.

         The graph assumes $100 was invested on December 31, 1995 in our Class A common stock, the peer group and the Russell 2000 Index, and the reinvestment of all dividends. The companies included in the peer group were AEP Industries Inc., Atlantis Plastics, Inc., Bemis Company, Inc., Intertape Polymer Group and Spartech Corporation.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
              AMONG ATLANTIS PLASTICS, INC., THE RUSSELL 2000 INDEX
                             AND A PEER GROUP INDEX

                                   12/95         12/96         12/97         12/98         12/99          12/00
                                   -----         -----         -----         -----         -----          -----
 Atlantis Plastics, Inc.            100          192.86        103.57       152.38        266.67          65.49
 Peer Group                         100          154.52        172.31       169.59        182.79         144.38
 Russell 2000                       100          116.61        142.66       138.66        165.82         158.66

REPORT OF THE AUDIT COMMITTEE

         The Board of Directors has appointed an Audit Committee consisting of three directors. All of the members of the committee are "independent" of the Company and management, as that term is defined in the American Stock Exchange listing standards.

         The primary responsibility of the Committee is to assist the Company's Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including overseeing the financial reports and other financial information provided by the Company to governmental or regulatory bodies (such as the Securities and Exchange Commission), the public, and other users thereof; the Company's systems of internal accounting and financial controls; and the annual independent audit of the Company's financial statements.

         Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

         In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements with management and the independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditors' judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No. 1. The Committee also discussed with the independent auditors the auditors' independence from management and the Company, including the matters covered by the written disclosures and letter provided by the independent auditors.

         The Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company's internal controls and overall quality of the financial reporting. The committee held five separate formal meetings during the fiscal year ended December 31, 2000.

         Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

         The Board of Directors has adopted a written charter for the Audit Committee. A copy of that charter is included as "Appendix A".

         This report has been furnished by the Audit Committee to the Company's Board of Directors.

                  Chester B. Vanatta, Chairman
                  Larry D. Horner
                  Charles D. Murphy, III

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Trivest Management Agreement. Since our organization, Trivest has rendered consulting, financial and management services to us, including advice and assistance with respect to acquisitions, pursuant to management agreements between us and Trivest which have been replaced and amended from time to time. The management agreement currently in effect commenced as of January 1, 1998 and continues through December 31, 2002 unless terminated earlier. The management agreement provides for Trivest to be our exclusive business manager and consultant (subject to the our right to engage additional financial advisors in connection with certain material transactions if approved by the our board of directors). Trivest's services include advice and assistance concerning any and all aspects of our operations, planning and financing, including identifying and assisting with acquisitions and identifying executive personnel for us. The management agreement also provides that neither Trivest nor any of its affiliates (other than us) will invest in, acquire, manage or otherwise provide services with respect to any entity principally engaged in the plastics industry (or any other industry designated by our board of directors so long as Trivest has no management, acquisition or other commitment or interest with respect to such designated industry), unless specifically approved by our board of directors, including a majority of independent directors. Trivest's base compensation is $750,000 annually, payable quarterly and subject to annual adjustments to reflect changes in the consumer price index. If we acquire or commence new business operations, we and Trivest will in good faith determine whether and to what extent the base compensation should be increased as a result. As additional incentive compensation, we also pay Trivest an annual payment equal to 1% of our earnings for that year before interest, taxes, depreciation and amortization and before compensation to Trivest under the management agreement, but only if our earnings before expenses exceed $20,000,000. We will also pay Trivest a one-time fee, to be determined on a case by case basis by us and Trivest in good faith, with respect to (i) any acquisition or disposition of a business operation which is introduced or negotiated by Trivest and (ii) certain other transactions that do not occur in the normal course of our business involving or resulting from Trivest's efforts on our behalf, including public or private financings.

         For 2000, the total fees and related expenses we paid to Trivest under the management agreement were approximately $1,296,000.

         Trivest Legal Department. Trivest maintains an internal legal department which accounts for its time on an hourly basis and bills Trivest and its affiliates, including us, for services rendered at prevailing rates. In 2000, we paid Trivest approximately $23,488 for services rendered by the Trivest legal department. We believe that the fees charged by the Trivest legal department in 2000 were no less favorable to us than fees charged by unaffiliated third parties for similar services.

         Stock Option Exercises.

         In 2000, we loaned Dr. George and Messrs. Powell, Murphy and Vanatta, all of whom are directors of ours, $84,375, $135,000, $16,875 and $16,875, respectively, in connection with their exercise of options to acquire 25,000, 40,000, 5,000 and 5,000 shares of our Class A common stock. Each loan is evidenced by a promissory note due February 21, 2003 that bears interest at a simple per annum rate equal to Citibank's prime rate in effect from time to time and is collateralized by the shares of Class A common stock.

         In 1999, we loaned Dr. George and Messrs. Powell, Murphy and Vanatta $115,500, $184,800, $32,585 and $23,100, respectively, in connection with their exercise of options to acquire 26,250, 42,000, 5,250 and 5,250 shares, respectively, of our Class A common stock. Each loan is evidenced by a promissory note due March 16, 2002 that bears interest at a simple, per annum rate equal to Citibank's prime rate in effect from time to time and is collateralized by the shares of Class A common stock.

         In 1998, we loaned Dr. George and Messrs. Powell, Murphy and Vanatta $200,103.75, $600,311.25, $78,906.06 and $100,050.06, respectively, in connection with their exercise of options to acquire 165,375, 55,125, 17,762 and 27,562 shares of our Class B common stock, respectively. These loans were made on the same terms and conditions as the above loans and were originally due February 2001. These loans remain outstanding, and we extended the maturity of these loans for an additional three years to February 2004, except for Mr. Vanatta's loan which was repaid in full in April 1998.

         Miscellaneous. Mr. Alvarez, one of our directors, is President, Chief Executive Officer and a shareholder of Greenberg Traurig, LLP, a law firm that has been engaged to perform legal services for us in the past and that may be so engaged in the future. The fees we paid to Greenberg Traurig for legal services in 2000 did not exceed five percent of the law firm's revenues.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         Ernst & Young LLP ("Ernst & Young") were our independent auditors for the year ended December 31, 2000 and will serve in that capacity for the 2001 fiscal year unless the board of directors deems it advisable to make a substitution. It is not expected that representatives of Ernst & Young will attend the annual meeting.

         Aggregate fees billed to us for the fiscal year ended December 31, 2000 by the our principal accounting firm, Ernst & Young, and its affiliates are as follows:

         Audit Fees...............................................................   $221,400
         Financial Information Systems Design and Implementation Fees.............   $  --
         All Other Fees...........................................................   $145,700

                         2000 ANNUAL REPORT ON FORM 10-K

         We have mailed, with this proxy statement, a copy of our annual report to each shareholder of record as of April 9, 2001. If a shareholder requires an additional copy of our annual report, we will provide one, without charge, on the written request of any such shareholder addressed to our Secretary at Atlantis Plastics, Inc., 2665 South Bayshore Drive, Suite 800, Miami, Florida 33133.

                                  OTHER MATTERS

         As of the date of this proxy statement, we know of no matter that will be presented for consideration at the annual meeting other than the election of directors. If, however, any other matter should properly come before the annual meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

         Shareholders interested in presenting a proposal to be considered for inclusion in the proxy statement for presentation at the 2002 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, shareholder proposals must be received by us on or before December 21, 2001.

         Shareholders interested in presenting a proposal for consideration at the 2002 annual meeting of shareholders must submit their proposal to us, and the proposal must be received by us on or before March 10, 2002.


                                          By Order of the Board of Directors,


                                          /s/ Marilyn D. Kuffner

                                          Marilyn D. Kuffner
                                          Secretary

Miami, Florida
April 26, 2001

                                   APPENDIX A

                             ATLANTIS PLASTICS, INC.
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


Organization

- This charter governs the operations of the Audit Committee (the Committee) of the Board of Directors (the Board). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board.

- The Committee shall be appointed by the Board and shall consist of at least three directors, each of whom are independent of management and Atlantis Plastics, Inc. (the Company). Members will be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company.

- All Committee members shall have a working familiarity with basic finance and accounting practices (or shall become financially literate within a reasonable time after appointment to the Committee) and at least one member shall have accounting or related financial management expertise.

Statement of Policy

- The Committee shall provide assistance to the Board in fulfilling their oversight responsibility to shareholders, potential shareholders, the investment community, and others relating to the Company's:

     -    financial statements and the financial reporting process

     -    systems of internal accounting and financial controls

     -    internal audit function

     - annual independent audit of the Company's financial statements, and the

     - legal compliance and ethics programs as established by management and the Board

     - In providing this assistance, the Committee shall maintain and encourage free and open communication between the Committee, independent auditors, internal auditors, and management.

     - In fulfilling its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the company, and with the authority to retain outside legal counsel or other experts for this purpose.

Responsibilities and Processes

- The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the board and to report the results of those activities to the Board. In this regard, it is to be understood that management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing and reporting on those financial statements.

- The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

- The independent auditor, internal auditor, if any, as well as any member of senior management, should feel free to contact the Chair or any member of the Committee on any matter which they believe is important to be communicated.

- The Committee believes its policies and procedures for fulfilling its responsibilities should remain flexible in order to best react to changing conditions and circumstances. The following, however, shall be the principal recurring processes of the Committee in fulfilling its oversight responsibilities:

     - The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the company's shareholders. The Committee shall have the authority and responsibility to evaluate, and where appropriate, recommend replacement of the independent auditors (no change in independent auditors shall be made without the concurrence of the Committee). The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors.

     - The Committee periodically shall review with management and the independent auditor the desirability of and the costs/benefits of a corporate internal audit function. In the absence of such a function, the Committee shall consider the use of the independent auditor for special reviews.

     - The Committee shall discuss with the internal auditors, if any, and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, if any, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors, if any, and the independent auditors, with and without management present, to discuss the results of their examinations.

     - The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Committee may represent the Committee for the purposes of this review.

     - The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, significant judgments made and their reasonableness, and the completeness and clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

                                 [FORM OF PROXY]



                             ATLANTIS PLASTICS, INC.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF THE COMPANY
                              Class A Common Stock

         The undersigned hereby, a holder of Class A Common Stock, par value $.10 per share ("Class A Common Stock"), of ATLANTIS PLASTICS, INC., a Florida corporation (the "Company") hereby appoints Earl W. Powell and Phillip T. George, M.D., and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all of the shares of Class A Common Stock held of record by the undersigned at the close of business on April 9, 2001 at the 2001 Annual Meeting of Shareholders of the Company to be held at The Grand Bay Hotel, 2669 South Bayshore Drive, Miami, Florida 33133 on May 24, 2001 at 9:00 a.m., local time, and at any adjournment or postponement thereof.



                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

[X]      Please mark your
         votes as in this example

                        VOTE FOR all nominees
                        listed at right, except
                        vote withheld from the
                        nominees (if any)           VOTE WITHHELD from
                        indicated below.            all nominees

1. ELECTION OF                                                              NOMINEES: Charles D. Murphy, III
   DIRECTORS                                                                          Chester B. Vanatta
                                                                            AS DIRECTORS BY HOLDERS OF THE COMPANY'S
                                                                            CLASS A COMMON STOCK.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name on the space provided below:
______________________________________________________________________________

2. UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE SUCH ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS.

   The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting and proxy statement relating to the 2001 Annual Meeting and (2) the Company's 2000 Annual Report to Shareholders.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.


SIGNATURE(S) __________________________________________ DATE __________________

NOTE: Please date and sign exactly as the name appears hereon. When shares are held by joint tenants, all should sign. When signing as fiduciary (e.g., attorney, executor, administrator, conservator, trustee or guardian), please give title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.